As filed with the Securities and Exchange Commission on January 10,
1997
Registration No. 33-__________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES
ACT OF 1933
______________________

HEALTH CARE REIT, INC.
(Exact name of Registrant as specified in governing instrument)

DELAWARE                                             34-1096634
(State of incorporation)              (IRS Employer Identification No.)

One SeaGate, Suite 1500
Toledo, Ohio 43604
Telephone:  419-247-2800
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

GEORGE L. CHAPMAN
Chairman of the Board, Chief Executive Officer and President
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio 43604
Telephone:  419-247-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to :
Mary Ellen Pisanelli, Esquire
Shumaker, Loop & Kendrick, LLP
North Courthouse Square
1000 Jackson
Toledo, Ohio  43624
(419) 241-9000

Approximate date of commencement of proposed sale to the public:
January 10, 1997. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
plans, please check the following box.    x

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
 Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. _____

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the
 earlier effective registration statement for the same offering.   _____

If this Form is a post-effective amendment filed pursuant to Rule
 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier registration statement
 for the same offering.    _____

If delivery of the prospectus is expected to be made pursuant to Rule
 434, please check the following box.   ______

______________________




CALCULATION OF REGISTRATION FEE




Title of shares          Amount to be            Proposed maximum Offering
to be registered         registered(1)               price per share(1)
----------------         -------------           -------------------------

Common Stock,             1,000,000                     $24.1875
$1.00 par value

Total                     1,000,000                     $24.1875

    Proposed maximum aggregate             Amount of
        Offering price                  registration fee
    --------------------------          ----------------


         $24,187,500                       $7,329.55

Total    $24,187,500                       $7,329.55

(1) Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on January 7, 1997.

(2) This Registration Statement also covers Preferred Stock Purchase Rights under the Registrant's Preferred Stock Purchase Rights Plan, which are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such shares and such rights because they will be issued for no additional consideration.





HEALTH CARE REIT, INC.
CROSS-REFERENCE SHEET

Information Required to be Included in Prospectus
Location in Prospectus

Item 1               Not Applicable
Outside Front Cover Page

Item 2
(a)   Available Information                  Inside front cover page
(b)   Reports to Security Holders            Not Applicable
(c)   Incorporation by Reference             Documents Incorporated by
                                                Reference
(d)   Stabilization                          Not Applicable
(e)   Delivery of Prospectus by Dealers      Not Applicable
(f)   Enforceability of Civil Liabilities
      Against Foreign Persons                Not Applicable
(g)   Table of Contents                      Outside back cover page

Item 3
(a)   Summary Information                    Front cover page
(b)   Address and Telephone Number           The Company; The Plan
(c)   Risk Factors                           Not Applicable
(d)   Ratio of Earnings to Fixed Charges     Not Applicable

Item 4
Use of Proceeds

Item 5
Determination of Offering Price              The Plan

Item 6
Dilution                                     Not Applicable

Item 7
Selling Security Holders                     Not Applicable

Item 8
Plan of Distribution                         The Plan

Item 9
Description of Securities to be Registered   Not Applicable

Item 10
Interests of Named Experts and Counsel       Experts; Legal Opinions

Item 11
Material Changes                             Not Applicable

Item 12
Incorporation of Certain Information         Documents Incorporated by
                                                Reference

Item 13
Disclosure of Commission
Position on Indemnification                 Indemnification for Securities
                                            Act Liabilities




PROSPECTUS

HEALTH CARE REIT, INC.

AMENDED AND RESTATED DIVIDEND REINVESTMENT AND
STOCK PURCHASE PLAN
1,000,000 Shares of Common Stock, $1.00 Par Value

The Amended and Restated Dividend Reinvestment and Stock Purchase
Plan (the "Plan") of Health Care REIT, Inc. (the "Company") described herein provides holders of the Company's shares of Common Stock, par value $1.00 per share (the "Common Stock" or the "shares"), a method of purchasing additional shares of Common Stock without paying any service fees, brokerage commissions or other charges.

ChaseMellon Shareholder Services, L.L.C., New York, New York, is Administrator of the Plan (the "Administrator") and Mellon Securities Trust Company acts as Agent for participants (the "Agent"). The Agent will use dividends and optional cash payments received from participants to acquire shares of Common Stock of the Company for the accounts of participants.

Participants in the Plan may:

1. have cash dividends on all or a portion of their shares of Common Stock automatically reinvested and/or

2. invest by making optional cash payments of not less than $50 up to a maximum of $5,000 per quarter, whether or not dividends are being reinvested.

Participants may terminate their accounts at any time in the manner provided for in the Plan.

The shares purchased under the Plan are expected to be newly issued shares. However, the Plan provides that at the Company's option, shares may be purchased for participants in the open market. The price of shares of Common Stock purchased with reinvested dividends and optional cash payments will be ninety-six percent (96%) of the highest of three series of sales prices of the shares of Common Stock on the New York Stock
Exchange Composite Transactions as published in The Wall Street Journal, calculated over a valuation period prior to the dividend payment date, as more fully described in this Prospectus. The Company, however, reserves the right to modify the pricing or any other provision of the Plan at any time.

Stockholders who do not wish to participate in the Plan will receive dividends by check as declared and paid.

This Prospectus relates to authorized and unissued shares of Common Stock registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR
DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS
NOT PASSED ON OR ENDORSED THE MERITS OF THIS
OFFERING ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

____________________

The date of this Prospectus is January 10, 1997


AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; or at its Regional Offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Suite 1400,
Chicago, Illinois 60661 and Suite 1300, Seven World Trade Centre, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

This Prospectus is part of a Registration Statement on Form S-3 (together with all amendments and all exhibits, the "Registration Statement"), filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

1.  Annual Report on Form 10-K for the year ended December 31, 1995.

2.  Quarterly Report on Form 10-Q for the quarterly period ended March 31,
1996.

3.  Quarterly Report on Form 10-Q for the quarterly period ended June 30,
1996.

4.  Current Report on Form 8-K filed with the Commission on May 16, 1996.

5.  Current Report on Form 8-K filed with the Commission on September 5,
1996.

6. Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1996.

7.  Current Report on Form 8-K filed with the Commission on December 12,
1996.

8. All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part of this Prospectus from the date of filing of each such document.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contain herein, and any accompanying Prospectus Supplement relating to a specific offering of shares of Common Stock or in any other subsequently filed document, as the case may be, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any accompanying Prospectus Supplement. The Company will provide on request and without charge to each person to whom this Prospectus is delivered, upon the oral or written request of such person, a copy (without exhibits) of any or all documents incorporated by reference to this Prospectus. Requests for such copies should be directed to Erin C. Ibele, Vice President and Corporate Secretary, Health Care REIT, Inc., One SeaGate, Suite 1500, Toledo, Ohio 43604, telephone number (419) 247-2800.


THE COMPANY

Health Care REIT, Inc. (the "Company") is a self-administered real estate investment trust that invests in health care facilities, primarily nursing homes, assisted living facilities, retirement centers and specialty care facilities. As of September 30, 1996, nursing homes, assisted living facilities and retirement centers comprised approximately 84% of the investment portfolio. Founded in 1970, the Company was the first real estate investment trust to invest exclusively in health care facilities.

As of September 30, 1996, the Company had $559,999,000 of real estate related investments, including unfunded commitments for which initial funding has commenced and credit enhancements, in 128 facilities located in 28 states and managed by 53 different operators. At that date, the portfolio included 57 nursing homes, 52 assisted living facilities, ten retirement centers, five specialty care facilities and four behavioral care facilities.

The Company's objective is to enable stockholders to participate in health care investments that produce income and preserve principal. Since its inception, the Company has paid 102 consecutive quarterly dividends.

The shares of the common stock of the Company are listed on the New York Stock Exchange under the symbol "HCN." The Company's executive offices are located at One SeaGate, Suite 1500, Toledo, Ohio 43604, and the telephone number is (419) 247-2800.


THE PLAN


Purpose and Advantages

The Plan offers a convenient and economical way for Company stockholders to increase their ownership of Company Common Stock through quarterly investment of their dividends and/or optional cash payments.

Cash dividends on all of the full and fractional shares of Common Stock of Plan participants are automatically reinvested in full and fractional shares. Plan participants may also purchase additional shares through optional cash payments. Shares are purchased at 96% of the Market Price. Market Price is defined as the highest of the following prices: (a) the average of the high and low sales prices for the Company's shares of Common Stock on the record date, as quoted by the New York Stock Exchange Composite Transactions as published in The Wall Street Journal; (b) the average of the daily closing prices of the Company's shares, as so quoted, for a period of ten (10) trading days immediately preceding the dividend payment date; and (c) the average of the high and low sales prices for the Company's shares, as so quoted, on the trading date immediately preceding the Company's dividend payment date. If no shares are traded on the relevant record date or the day preceding the dividend payment date, the high and low sales prices shall be determined on the basis of the most recent prior date on which the shares were traded.

Except for the charges enumerated herein, there are no brokerage fees, commissions or other charges on shares purchased through the Plan.

If you are already a participant in the Plan, you need not take any further action in order to maintain your present participation.

Administration

ChaseMellon Shareholder Services, L.L.C., New York, New York administers the Plan for participants, keeps records, sends quarterly statements of account to participants and performs other duties relating to the Plan. See "Miscellaneous - Address for Correspondence Related to the Plan." Shares of Common Stock purchased under the Plan are registered in the name of the Agent for the Plan, Mellon Securities Trust Company (or its nominee), as agent, and credited to the accounts of the respective participants. Participants are specifically requested not to communicate or correspond with the Company concerning the administration of the Plan. See "Miscellaneous - Responsibilities of the Company and the Agent Under the Plan."

Custodial Service

The Agent will hold and act as custodian of shares of Common Stock purchased under the Plan. This will relieve participants of the responsi-bility for the safekeeping of multiple certificates for shares of Common Stock purchased and will protect participants against loss, theft or destruction of share certificates. Unless otherwise instructed, the Agent will automatically reinvest all dividends declared on shares held under the Plan.

Eligibility

Except for stockholders who, by receipt of shares through the Plan, would cause them to beneficially own more than 9.8% of the outstanding shares of the Company, any stockholder of record of the Company is eligible to participate in the Plan.

Participation

Any eligible stockholder may join the Plan at any time by completing an
 Authorization Card and returning it to the Administrator at the following address: ChaseMellon Shareholder Services, L.L.C., P. O. Box 750, Pittsburgh, PA 15230 Attention: Investment Services. Authorization Cards will be furnished to eligible stockholders at any time upon request to the Administrator at the foregoing address. If an initial cash payment is submitted with the Authorization Card, the amount of such payment should be set forth in the space provided on the Authorization Card for that purpose. The Administrator will provide information and forms for subsequent optional cash payments.

If any stockholder owns shares that are registered in someone else's name (for example, a bank, broker, or trustee) and he wishes to participate in the Plan, he may be able to arrange for that person to handle the reinvestment of dividends. If not, such shares should be withdrawn from "street name" or other registration and registered in his own name. Alternatively, the broker or bank may offer a program which will permit a stockholder to participate without having to withdraw his shares from "street name."

Eligible stockholders may join the Plan at any time. If the Authorization Card is received by the Administrator on or before the record date for the payment of the next dividend (approximately 20 days in advance of the payment date), such dividend will be invested in additional shares of Common Stock for the applicant's Plan account. If the Authorization Card is received in the period after any dividend record date, that dividend will be paid in cash and the stockholder's initial dividend reinvestment will commence with the following dividend.

The Authorization Card permits the participant to tailor the Plan to his individual objectives by choosing among the following categories or combinations thereof:

1. He may have all or a portion of the cash dividends on shares of Common Stock automatically reinvested and/or

2. He may invest by making optional cash payments of not less than $50 up to a maximum of $5,000 per quarter, whether or not dividends are being reinvested.

The Authorization Card also appoints the Agent as agent for the stockholder and directs the Agent to apply such dividends and any voluntary cash payments the stockholder might make as a participant to the purchase of additional shares of Common Stock in accordance with the Plan's terms and conditions.

Optional cash payments may be made when joining the Plan or at any quarterly dividend payment date thereafter. However, see "Optional Cash Payments" for important information relating to the timing of such cash payments.

Cost

The Company will pay all brokerage fees, commissions, the annual cost of administration and, unless otherwise specified herein, all other charges incurred in connection with the purchase of shares acquired under the Plan, if any. Certain charges may be incurred by participants upon their withdrawal from the Plan or upon the termination of the Plan, as described below. See "Withdrawal by Participant."

Date for Investment of Funds under the Plan

Both dividends and optional cash payments will be invested on each quarterly dividend payment date for the shares of Common Stock
(generally, on or about the 20th day of February, May, August and November) Purchases

Shares purchased with reinvested dividends and optional cash payments will be priced at 96% of the Market Price. See "Purpose and Advantages"
 for the definition of Market Price. The purchase shall be made on the dividend payment dates of each quarter, which normally occur on or about the 20th day of February, May, August and November.

A participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested by the participant divided by the applicable purchase price per share.

In the event a participant chooses not to reinvest dividends on shares registered in his name by notifying the Agent to that effect, dividends on shares held in a participant's account will continue to be reinvested until the shares are withdrawn from the Plan.

Optional Cash Payments

A participant may purchase quarterly additional shares through cash contributions, whether or not dividends are being reinvested.

Optional cash payments may not be less than $50, and the total of all such investments may not exceed $5,000 in any quarter. There is no obligation either to make an optional cash payment in any quarter or to invest the same amount of cash in each quarter.

Multiple accounts which are set up in variations of the same name which bear the same social security number or tax identification number or which, irrespective of form, are established for the same beneficial owner for the purpose of evading the $5,000 limitation will be considered one participant for the purpose of the $5,000 limit. If a participant has some shares of Common Stock registered in his name and other shares registered under a nominee's or broker's street name, or in the name of a corporation, trust, co-tenancy, partnership or other entity of which he is an "affiliate," he and all such affiliates may only invest a total of $5,000 per quarter for optional cash purchases under the Plan. For purposes of this Plan, "affiliate" is defined in the same manner as Rule 405 of the Securities
Act of 1933, as amended, and includes any person or persons controlling, controlled by or under common control with such participant. Separate custodial or trust accounts for separate beneficiaries will, however, be entitled to invest up to $5,000 per account each quarter. Purchases made for an account of a participant in a plan which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, will not be included in this $5,000 limitation.

An optional cash payment may be made by enclosing a check or money order with the Authorization Card when enrolling; or thereafter by forwarding a check or money order to the Administrator with a payment form which will be attached to each statement of account. Checks and money orders should be made payable to Mellon Securities Trust Company.

NO INTEREST WILL BE PAID BY THE COMPANY OR THE
AGENT ON OPTIONAL CASH PAYMENTS.  ACCORDINGLY,
ANY OPTIONAL CASH PAYMENTS WHICH A PARTICIPANT
WISHES TO MAKE MUST BE SENT SO AS TO REACH THE
AGENT NOT MORE THAN 30 AND LESS THAN 10 DAYS PRIOR
TO A DIVIDEND PAYMENT DATE.  FUNDS RECEIVED MORE
THAN 30 DAYS OR LESS THAN 10 DAYS PRIOR TO THE
DIVIDEND PAYMENT DATE WILL BE RETURNED TO THE
PARTICIPANT.

Optional cash payments received by the Administrator will be refunded to the participant upon written request received by the Administrator no later than two business days prior to the applicable dividend payment date.

Number of Shares to be Purchased for the Participant

The number of shares, including fractional shares, purchased under the Plan will depend on the amount of the participant's cash dividend, the amount of his optional cash payments and the price of the shares determined as provided above. Shares purchased, including fractional shares, will be credited to the participant's account. Both whole and fractional shares will be purchased, with the latter computed to four decimal places.

There is no special limitation on the cumulative number of shares that may be purchased under the Plan. However, purchases under the Plan are subject to the general restrictions contained in the By-Laws (the "By-Laws") of the Company that prohibit purchases of shares that would disqualify the Company as a real estate investment trust.

Under the Internal Revenue Code, one of the present requirements for qualification of the Company as a real estate investment trust is that, during the last half of the taxable year, no more than 50% of the outstanding shares, warrants, options and certain other securities of the Company may be owned by five or fewer individuals. The Directors may prohibit the transfer of securities to any person whose acquisition of such securities would, in the opinion of the Directors, violate the foregoing requirements.

The By-Laws also restrict ownership of one person to no more than 9.8% of the outstanding shares of the Company. This provision was included to prevent five or fewer persons from owning 50% or more of the Company's outstanding shares which would result in the Company's disqualification as a real estate investment trust. No shares will be issued or transferred to such person.

Source of Shares Purchased under the Plan

Shares purchased under the Plan will normally come from the authorized but unissued shares of Common Stock of the Company. However, the Company reserves the right to instruct the Agent to purchase shares for participants on the open market, rather than issue new shares. Such market purchases may be made on any securities exchange where shares of the Company's Common Stock are traded, in the over-the-counter market or in negotiated transactions, and may be on such terms as to price, delivery and otherwise as the Agent may determine. Participants in the Plan will pay no brokerage commissions, fees or service charges whether shares are newly issued or purchased in the open market. The price of shares purchased for participants will be the same whether the shares are newly issued or purchased in the open market.

Method for Changing Options or Number of Shares on which Dividends are Reinvested

A participant may change investment options at any time by completing a new
 Authorization Card and returning it to the Administrator. Authorization Cards are available from the Administrator upon request. If a participant elects to increase or decrease the number of shares on which dividends are being reinvested, the Authorization Card reflecting such change of options must be received by the Administrator at least five business days prior to the next dividend record date to assure that the change becomes effective by that dividend payment date.

Withdrawal by Participant

A participant may withdraw from the Plan at any time. To withdraw from the Plan, a written notification of withdrawal, signed by the participant, must be delivered to the Administrator prior to the next dividend record date. The Company reserves the right to terminate the Plan at any time. Upon withdrawal by a participant or upon termination by the Company, certificates for whole shares credited under the Plan will be issued to the participant, and a cash payment will be sent to the participant for any remaining fractional share.

Upon withdrawal, a participant may, if desired, request in the withdrawal notice that all or part of the whole shares credited to such participant under the Plan be sold. When the shares are sold, the participant will receive the proceeds less a handling charge of $15.00 and any brokerage commissions and transfer taxes.

A withdrawing participant may stop an investment if written instruction to do so is received by the Administrator prior to the dividend record date. Any dividend or optional cash payment received for which investment has been stopped by such instruction will be returned to the participant.

Generally, an eligible stockholder may again become a participant at any time. However, the Company reserves the right to reject any Authorization Card from a previous participant on grounds of excessive joining and termination. Such reservation is intended to minimize administrative expense and to encourage use of the Plan as a long-term investment service.

Share Certificates

Share certificates will not be issued unless requested by the participants. Thus, participants will be relieved of the responsibility of certificate safe-keeping. Certificates for full shares will be issued upon written request and the payment of a handling charge of $5.00 per certificate.

Reports to Participants

Each participant in the Plan will receive quarterly statements of account. These statements are a participant's record of the costs of his purchases and should be retained for income tax purposes. In addition, each participant will receive the most current Prospectus for the Plan and copies of the same communications sent to all other holders of shares of Common Stock, including the Company's quarterly reports and annual report to stockholders, a notice of the annual meeting and proxy statement and Internal Revenue Service information for reporting dividend income received.

Miscellaneous

Effect of Stock Dividend, Stock Split or Rights Offering. Any shares distributed by the Company as a stock dividend on shares (including fractional shares) credited to a participant's account under the Plan, or upon any split of such shares, will be credited to his account. Share dividends or splits distributed on all other shares held by a participant and registered in his own name will be mailed directly to the participant.
  In a rights offering, a participant's entitlement will be based upon his total holdings, including those credited to his account under the Plan.
Rights applicable to shares credited to a participant's account under the Plan will be sold by the Agent and the proceeds will be credited to his account under the Plan and applied to the purchase of shares on the next investment date.

Any participant who wishes to exercise, transfer or sell the rights applicable to the shares credited to his account under the Plan must request, prior to the record date for the issuance of any such rights, that the whole shares credited to his account be transferred from his account and registered in his name.

Effect of Transfer of All Shares in Participant's Name. If a participant disposes of all the shares registered in his name, exclusive of shares credited to his account under the Plan, the Agent will continue to reinvest the cash dividends on the shares held in his account under the Plan until the Administrator is otherwise notified in writing.

Voting of Participant's Shares Held Under Plan. The shares credited to the account of a participant under the Plan will be voted in accordance with the instructions of the participant. A participant in the Plan who is not a holder of record of shares in his own name will be furnished with a form of proxy covering the shares credited to his account under the Plan. The proxy of each participant who is also a holder of record of shares in his own name will be deemed to include shares, if any, credited to his account under the Plan and such shares held under the Plan will be voted in the same manner as the shares registered in his own name. If a proxy is not returned, none of the participant's shares will be voted unless the participant votes in person. If a participant desires to vote in person at a meeting of stockholders, a proxy for shares credited to his account under the Plan may be obtained upon written request received by the Administrator at least 15 days before the meeting.

Responsibilities of the Company and the Agent Under the Plan. In administering the Plan, neither the Company, the Administrator, the Agent nor any agent will be liable for any act done in good faith, or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to the receipt of notice in writing of such death. Since the Company has delegated all responsibility for administering the Plan to the Administrator, the Company specifically disclaims any responsibility for any of its actions or inactions in connection with the administration of the Plan.

Participants should recognize that neither the Company, the Administrator nor the Agent can assure them of a profit or protect them against a loss on shares purchased under the Plan.

Interpretation and Regulation of the Plan. The Company reserves the right to interpret and regulate the Plan.

Suspension, Modification or Termination of the Plan. The Company reserves the right to suspend, modify or terminate the Plan at any time. Participants will be notified of any suspension, modification or termination of the Plan. Upon termination of the Plan by the Company, a certificate will be issued to each participant for the number of full shares in such participant's account. Any fractional share in a participant's account will be converted to cash and remitted to the participant.

Address for Correspondence Related to the Plan. All correspondence concerning the Plan should be addressed to:

ChaseMellon Shareholder Services, L.L.C.
P. O. Box 750
Pittsburgh, PA 15230
Attention:   Investment Services

and reference to Health Care REIT, Inc. should appear in such correspondence.


USE OF PROCEEDS

The net proceeds realized by the Company from sales of its authorized and unissued shares of Common Stock pursuant to the Plan will be used for general business purposes. The Company does not know either the number of shares that will be purchased under the Plan or the prices at which such shares will be sold to participants.


FEDERAL INCOME TAX CONSEQUENCES

Participants in the Plan will be treated, for federal income tax purposes, as having received on each dividend payment date a distribution equal to the market value of the shares purchased with their reinvested Company distributions. Participants electing to purchase shares under the optional cash payment method will be treated as having received a distribution equal to the difference, if any, between the market value on the dividend payment date of the shares purchased and the amount of the optional cash payment. In either case, the amount of these deemed distributions will be treated as a dividend to the extent of the Company's accumulated earnings and profits. In the event the distribution exceeds the Company's accumulated earnings and profits, the excess will be treated as a tax-free return of capital to the extent of the stockholders basis in shares of the Company, and as capital gain thereafter.

The tax basis of shares acquired by participants through the reinvestment of
 Company distributions will be equal to the market value of such shares on the dividend payment date. The tax basis of shares acquired by the optional cash payment method will be the greater of (i) the amount of the optional cash payment or (ii) the market value of the shares acquired on the dividend payment date. The holding period for shares credited to a participant's account will begin on the day following the date of purchase.

A participant will realize gain or loss when shares are sold or exchanged, whether such sale or exchange is pursuant to the participant's request upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a share credited to his account. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis thereof.

All participants are urged to consult their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent disposal by them of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction. In the caseof a foreign stockholder whose dividends are subject to United States income tax withholding, the amount of the tax to be withheld will be deducted from the amount of dividends and the balance will be reinvested.


INDEMNIFICATION

Section 7 of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (the
"GCL"), or (iv) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the GCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the extent permitted by the GCL, as so amended. The Restated Certificate also states that any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

The Company's By-Laws provide that the Company shall indemnify, to the extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

The Company has entered into indemnification agreements to assure its directors and officers that they will be indemnified to the extent permitted by the Restated Certificate, By-Laws and Delaware law. The indemnifi-cation agreements cover any and all expenses, judgments, fines, penalties and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification.

Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to criminal proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for judgments, fines and amounts paid in settlement, as well as expenses. In the case of a claim by or in the right of the corporation (including shareholders derivative suits), indemnification under the GCL is limited to expenses, but does not cover judgments or amounts paid in settlement, and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.

In addition, the Company maintains indemnification insurance with provides for reimbursing the Company for indemnification payments properly and lawfully made through directors and officers and for insuring directors and officers in situations where the Company cannot or does not indemnify them.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


EXPERTS

The consolidated financial statements and schedule of Health Care REIT, Inc. appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Earnest & Young
LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


LEGAL OPINIONS

The legality of the issuance of the shares of Common Stock being offered hereby is being passed upon for the Company by Shumaker, Loop &
Kendrick, LPL, Toledo, Ohio.





PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.

Expenses payable in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are estimated as follows:

Securities and Exchange Commission filing fees   $  7,329.55
Printing and engraving expenses and postage         7,600.00
Legal fees and expenses                            10,000.00
Accounting fees and expenses                        3,500.00
Miscellaneous                                       1,500.00

TOTAL                                             $29,929.55


Item 15.  Indemnification of Officers and Directors.

Section 7 of the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware (the "GCL"), or (iv) for any transaction from which the director derived any improper personal benefit. Section 7 also provides that if the GCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the extent permitted by the GCL, as so amended. The Restated Certificate also states that any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

The Company's Amended By-Laws (the "By-Laws") provide that the
 Company shall indemnify, to the extent permitted by the GCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding.

The Company has entered into indemnification agreements to assure its directors and officers that they will be indemnified to the extent permitted by the Restated Certificate, By-Laws and Delaware law. The indemnification agreements cover any and all expenses, judgments, fines, penalties and amounts paid in settlement, provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse the Company for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification.


Delaware law requires indemnification in cases where a director or officer has been successful in defending any claim or proceeding and permits indemnification, even if a director or officer has not been successful, in cases where the director or officer acted in good faith and in a manner that he or she reasonably believed was in, or not opposed to, the best interests of the corporation. To be indemnified with respect to crimina
l proceedings, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. In the case of a claim by a third party (i.e., a party other than the corporation), Delaware law permits indemnification for judgments, fines and amounts paid in settlement, as well as expenses. In the case of a claim by or in the right of the corporation (including shareholder derivative suits), indemnifi-cation under the GCL is limited to expenses, but does not cover judgments or amounts paid in settlement, and no indemnification of expenses is permitted if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, such indemnification is nonetheless proper. Delaware law also permits the advancement of expenses to directors and officers upon receipt of an undertaking to repay all amounts so advanced if it is ultimately determined that the director or officer has not met the applicable standard of conduct and is, therefore, not entitled to be indemnified.

In addition, the Company maintains indemnification insurance with provides for reimbursing the Company for indemnification payments properly and lawfully made through directors and officers and for insuring directors and officers in situations where the Company cannot or does not indemnify them.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


Item 16.   Exhibits

Exhibit
Number                          Exhibit

4.11          Second Restated Certificate of Incorporation.

4.22          By-Laws of Health Care REIT, Inc.

4.33          Rights Agreement.

5             Opinion of Shumaker, Loop & Kendrick, LLP.

23.1          Consent of Ernst & Young LLP, independent auditors.

23.2 Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an exhibit to this Registration Statement is included in their opinion filed herewith as Exhibit 5.

24            Powers of Attorney.


Item 17.   Undertakings

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d)
of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

1   Previously filed as Exhibit 3(i) to the Company's Annual Report
     (Form 10-K) for the year ended December 31, 1995.
2   Previously filed as Exhibit 3(ii) to the Company's Annual Report
     (Form 10-K) for the year ended December 31, 1995.
3 Previously filed as an Exhibit to the Company's Form 8-A filed August 3, 1994 (File No. 1-8923).




SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 10th day of January, 1997.

HEALTH CARE REIT, INC.

By /s/ GEORGE L. CHAPMAN
       George L. Chapman
       Chairman of the Board,
       Principal Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 10, 1997.

Signature                          Title                           Date

George L.Chapman          Director, Chairman
                          of the Board, Principal
                          Executive Officer and
                          President                         January 10, 1997


Edward F. Lange, Jr.      Vice President and
                          Principal Financial
                          Officer                           January 10, 1997


Michael A. Crabtree       Principal Accounting
                          Officer                           January 10, 1997


William C. Ballard,Jr.    Director                          January 10, 1997


Pier C. Borra             Director                          January 10, 1997


Bruce Douglas             Director                          January 10, 1997


Richard C. Glowacki       Director                          January 10, 1997


Sharon M. Oster           Director                          January 10, 1997


Bruce G. Thompson         Director                          January 10, 1997


Richard A. Unverferth     Director                          January 10, 1997


Frederic D. Wolfe         Director                          January 10, 1997


* Executing on behalf of himself and the indicated Directors of the Registrant by George L. Chapman, duly appointed attorney-in-fact.

/s/ GEORGE L. CHAPMAN
George L. Chapman, Pro Se and
Attorney-in-Fact                                 Dated:  January 10, 1997




EXHIBIT 5

SHUMAKER, LOOP & KENDRICK, LLP
1000 Jackson Street
Toledo, Ohio  43624

419-321-1313


January 10, 1997


George L. Chapman
Chairman of the Board, Chief
Executive Officer and President
Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio  43604

Re:   Health Care REIT, Inc.
      Registration Statement on Form S-3
      SEC File No. 33-________
      Our File No. 39384

Dear Mr. Chapman:

We have acted as counsel to Health Care REIT, Inc. (the
 "Company") in connection with the preparation and filing of its Registration Statement on Form S-3 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of the Company's common stock (hereinafter referred to as the "Shares").

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, it is our opinion that the shares will be, when issued and sold in the manner set forth in the Registration
 Statement, legally and validly issued and fully paid and nonassessable.

The undersigned hereby consents to the filing of this opinion as
 Exhibit 5 to the Registration Statement.

Very truly yours,

SHUMAKER, LOOP & KENDRICK, LLP


By: /S/ MARY ELLEN PISANELLI
        Mary Ellen Pisanelli




EXHIBIT 23.1




CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Health
 Care REIT, Inc. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 1996, with respect to the consolidated financial statements and schedule of Health Care REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP




Toledo, Ohio
January 10, 1997




EXHIBIT 23.2


CONSENT OF SHUMAKER, LOOP & KENDRICK, LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Health
 Care REIT, Inc. (the "Company") for the registration of 1,000,000 shares of the Company's Common Stock.



SHUMAKER, LOOP & KENDRICK, LLP




Toledo, Ohio
January 10, 1997




EXHIBIT 24


POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
undersigned, a director of Health Care REIT, Inc. (the
 "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 11th day of November, 1996.

/s/ BRUCE G. THOMPSON
    Bruce G. Thompson
    Director



POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a director, the Chairman of the Board, Principal Executive Officer and President of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the
 Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints BRUCE G. THOMPSON his true and lawful attorney-in-fact and agent, for him in his name, place and stead, in the capacities as director, Chairman of the Board, Principal Executive Officer and President of the Company, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Common Stock on the New York Stock
 Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorney-in
-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 11th day of November, 1996.

/s/ GEORGE L. CHAPMAN
    George L. Chapman
    Director, Chairman of the Board,
    Principal Executive Officer
    and President



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
undersigned, the Vice President and Principal Financial Officer of
 Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange
 Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act shares of the Company's of up to 1,000,000 shares of the Company's
 Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as Vice President and Principal Financial Officer, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in
-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 11th day of November, 1996.

/s/ EDWARD F. LANGE, JR.
    Edward F. Lange, Jr.
    Vice President and Principal
    Financial Officer



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, the Principal Accounting Officer of Health Care
 REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE
 G. THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as Principal Accounting Officer, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Common Stock on the New York Stock
 Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets her hand this 11th day of November, 1996.

/s/ MICHAEL A. CRABTREE
    Michael A. Crabtree
    Principal Accounting Officer



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a director of Health Care REIT, Inc. (the
 "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the
 Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G.
 THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S
-3 and any and all amendments and supplements, including post -effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in
-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 7th day of November, 1996.

/s/ WILLIAM C. BALLARD, JR.
    William C. Ballard, Jr.
    Director



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a director of Health Care REIT, Inc. (the
 "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the
 Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G.
 THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S
-3 and any and all amendments and supplements, including post -effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in
-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 11th day of November, 1996.

/s/ BRUCE DOUGLAS
    Bruce Douglas
    Director



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a director of Health Care REIT, Inc. (the
 "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the
 Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G.
 THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S
-3 and any and all amendments and supplements, including post -effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in
-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 6th day of November, 1996.

/s/ PIER C. BORRA
    Pier C. Borra
    Director



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a director of Health Care REIT, Inc. (the
 "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the
 Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G.
 THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S
-3 and any and all amendments and supplements, including post -effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in
-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 11th day of November, 1996.

/s/ RICHARD C. GLOWACKI
    Richard C. Glowacki
    Director



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a director of Health Care REIT, Inc. (the
 "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the
 Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G.
 THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S
-3 and any and all amendments and supplements, including post -effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in
-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 6th day of November, 1996.

/s/ RICHARD A. UNVERFERTH
    Richard A. Unverferth
    Director



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a Director of Health Care REIT, Inc. (the "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to 1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G.
 THOMPSON his true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in the capacity as director, to sign such Form S-3 and any and all amendments and supplements, including post-effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's Common Stock on the New York Stock
 Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 7th day of November, 1996.

/s/ FREDERIC D. WOLFE
    Frederic D. Wolfe
    Director



POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS that the
 undersigned, a director of Health Care REIT, Inc. (the
 "Company"), a Delaware corporation that contemplates filing a Registration Statement on Form S-3 ("Form S-3") with the
 Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, for the purpose of registering under such Act of up to $1,000,000 shares of the Company's Common Stock, $1.00 par value, hereby constitutes and appoints GEORGE L. CHAPMAN and BRUCE G.
 THOMPSON her true and lawful attorneys-in-fact and agents, and each of them (with full power of substitution and resubstitution), with full power to act without the other, her true and lawful attorney-in-fact and agent, for her and in her name, place and stead, in the capacity as director, to sign such Form S
-3 and any and all amendments and supplements, including post -effective amendments thereto, and to file such Form S-3 and each such amendment and supplement, including post-effective amendments, so signed, with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, any and all applications or other documents in connection with the listing of the Company's
 Common Stock on the New York Stock Exchange and any and all documents required to be filed with any state securities regulatory board or commission pertaining to the Form S-3, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might do in person, hereby ratifying and confirming all that said attorneys
-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereunto sets her hand this 6th day of November, 1996.

/s/ SHARON M. OSTER
    Sharon M. Oster
    Director